Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL FIRST QUARTER ENDED DECEMBER 31, 2016

•	Total revenue grew 8.0% or was up 10.6% in constant currency
•	Digital revenue grew 27.6% or was up 30.2% in constant currency
•	Net income was $24 million versus $28 million in the prior-year quarter
•	OIBDA was $157 million versus $137 million in the prior-year quarter

NEW YORK, New York, February 7, 2017—Warner Music Group Corp. today announced its first-quarter financial results for the period ended December 31, 2016.

“Our strong momentum continues with excellent first-quarter results including 11% constant-currency revenue growth on top of 11% growth in the prior-year quarter,” said Steve Cooper, Warner Music Group’s CEO.  “While streaming continues to drive industry growth, we are outperforming the market thanks to extraordinary music from our artists coupled with first-class execution from our operators around the world.”

“We had another great quarter and I am very pleased with our revenue, OIBDA and cash flow performance,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “Our formula for sustainable growth is clearly working.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$917	$849	8%
Digital revenue	444	348	28%
Operating income	94	62	52%
Adjusted operating income⁯(1)	98	62	58%
OIBDA(1)	157	137	15%
Adjusted OIBDA(1)	161	137	18%
Net income	24	28	-14%
Adjusted net income (1)	28	28	0%
Net cash provided by operating activities	156	61	-

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 8.0% (or 10.6% in constant currency).  Growth in Recorded Music digital and artist services and expanded-rights revenue and Music Publishing digital and synchronization revenue was partially offset by declines in Recorded Music physical and licensing revenue and Music Publishing mechanical and performance revenue.  Revenue grew in all regions.  Digital revenue grew 27.6% (or 30.2% in constant currency), and represented 48.4% of total revenue, compared to 41.0% in the prior-year quarter.

Operating income was $94 million compared to $62 million in the prior-year quarter.  OIBDA increased 14.6% to $157 million from $137 million in the prior-year quarter and OIBDA margin rose 1.0 percentage point to 17.1% from 16.1% in the prior-year quarter.  The improvement in operating income and OIBDA was the result of increased revenue and the absence of legal settlement costs which impacted the prior-year quarter.  The improvement in OIBDA margin was due to revenue mix.  Adjusted OIBDA rose 17.5% and Adjusted OIBDA margin rose 1.5 percentage points to 17.6% from 16.1% as a result of the same factors which impacted OIBDA and OIBDA margin.

Net income was $24 million compared to $28 million in the prior-year quarter and Adjusted net income was $28 million, flat with the prior-year quarter.  The decline was primarily attributable to a loss on extinguishment of debt and increased tax expense related to higher pre-tax income in the quarter and the absence of a deferred tax benefit which impacted the prior-year quarter.  These factors more than offset higher other income largely due to a gain related to the company’s Euro-denominated debt and increased OIBDA.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain losses in the quarter related to PLG-related divestitures and the company’s shared service center move.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of December 31, 2016, the company reported a cash balance of $455 million, total debt of $2.755 billion and net debt (total long-term debt, [which is net of deferred financing costs of $35 million, minus cash) of $2.300 billion.  There was no balance outstanding on the company’s revolver during the quarter.

Cash provided by operating activities was $156 million compared to $61 million in the prior-year quarter.  The change was largely a result of working capital management and improved OIBDA.  Free Cash Flow, defined below, was $144 million compared to $43 million in the prior-year quarter, reflecting the improvement in cash provided by operating activities, and modestly lower music publishing rights acquisitions and capital expenditures.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$797	$737	8%
Digital revenue	402	322	25%
Operating income	123	98	26%
Adjusted operating income⁯(1)	126	98	29%
OIBDA(1)	165	152	9%
Adjusted OIBDA(1)	168	152	11%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 8.1% (or 10.5% in constant currency).  Growth in digital and artist services and expanded-rights revenue was partially offset by a decline in physical revenue due to the ongoing shift to streaming and a decline in licensing revenue primarily related to currency fluctuations.  Digital growth reflects a continuing shift to streaming revenue.  The improvement in artist services and expanded-rights revenue was due to higher merchandise revenue in the U.S.  Recorded Music revenue grew in all regions.  Major sellers included Bruno Mars, Michael Bublé, twenty one pilots, the Hamilton original cast album and the Suicide Squad soundtrack album.

Recorded Music operating income was $123 million up from $98 million in the prior-year quarter and operating margin was up 2.1 percentage points to 15.4% versus 13.3% in the prior-year quarter.  Adjusted operating margin rose 2.5 percentage points to 15.8% from 13.3% in the prior-year quarter.  OIBDA rose to $165 million from $152 million in the prior-year quarter driven by revenue growth.  OIBDA margin rose 0.1 percentage point to 20.7% driven by revenue mix.  Adjusted OIBDA was $168 million versus $152 million in the prior-year quarter with Adjusted OIBDA margin up 0.5 percentage points to 21.1%.  The improvement in Adjusted OIBDA and Adjusted OIBDA margin were driven by the same factors which impacted OIBDA and OIBDA margin.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$124	$116	7%
Digital revenue	43	27	59%
Operating (loss)	(2)	(13)	85%
OIBDA(1)	16	5	-

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 6.9% (or 10.7% in constant currency).  Growth in digital and synchronization revenue was partially offset by a decline in mechanical and a decline in performance revenue which was largely timing related.

Music Publishing operating loss was $2 million compared with a loss of $13 million in the prior-year quarter.  The improvement in operating income was due to revenue growth in the quarter and the absence of legal settlement costs which impacted the prior-year quarter.  Music Publishing OIBDA rose by $11 million to $16 million, and Music Publishing OIBDA margin rose by 8.6 percentage points to 12.9% from 4.3%, due to the same factors which impacted operating income.

Financial details for the quarter can be found in the company’s current Form 10-Q, for the period ended December 31, 2016, filed today with the Securities and Exchange Commission.

This morning, management will be hosting a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast on www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics and Warner Music Nashville, as well as

Warner/Chappell Music, one of the world's leading music publishers, with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Form 10-K, Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution of material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to December 31, 2016 and December 31, 2015 relate to the periods ended December 30, 2016 and December 30, 2015, respectively.  For convenience purposes, the Company continues to date its financial statements as of December 31.  The fiscal year ended September 30, 2016 ended on September 30, 2016.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	% Change
	(unaudited)	(unaudited)
Revenue	$917	$849	8%
Cost and expenses:
Cost of revenue	(496)	(449)	-11%
Selling, general and administrative expenses	(276)	(276)	0%
Amortization expense	(51)	(62)	18%
Total costs and expenses	$(823)	$(787)	-5%
Operating income	$94	$62	52%
Loss on extinguishment of debt	(32)	-	-
Interest expense, net	(40)	(45)	11%
Other income, net	19	8	-
Income before income taxes	$41	$25	64%
Income tax (expense) benefit	(17)	3	-
Net income	$24	$28	-14%
Less: Income attributable to noncontrolling interest	(2)	(1)	-100%
Net income attributable to Warner Music Group Corp.	$22	$27	-19%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at December 31, 2016 versus September 30, 2016
(dollars in millions)

	December 31,	September 30,
	2016	2016	% Change
	(unaudited)	(audited)
Assets
Current assets:
Cash and equivalents	$455	$359	27%
Accounts receivable, net	384	329	17%
Inventories	36	41	-12%
Royalty advances expected to be recouped within one year	127	128	-1%
Prepaid and other current assets	59	51	16%
Total current assets	$1,061	$908	17%
Royalty advances expected to be recouped after one year	188	196	-4%
Property, plant and equipment, net	195	203	-4%
Goodwill	1,612	1,627	-1%
Intangible assets subject to amortization, net	2,086	2,201	-5%
Intangible assets not subject to amortization	115	116	-1%
Other assets	83	84	-1%
Total assets	$5,340	$5,335	0%
Liabilities and Equity
Current liabilities:
Accounts payable	$152	$204	-25%
Accrued royalties	1,184	1,104	7%
Accrued liabilities	319	297	7%
Accrued interest	28	38	-26%
Deferred revenue	175	178	-2%
Other current liabilities	86	21	-
Total current liabilities	$1,944	$1,842	6%
Long-term debt	2,755	2,778	-1%
Deferred tax liabilities, net	268	269	0%
Other noncurrent liabilities	233	236	-1%
Total liabilities	$5,200	$5,125	1%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	-
Accumulated deficit	(747)	(715)	-4%
Accumulated other comprehensive loss, net	(257)	(218)	-18%
Total Warner Music Group Corp. equity	$124	$195	-36%
Noncontrolling interest	16	15	7%
Total equity	140	210	-33%
Total liabilities and equity	$5,340	$5,335	0%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$156	$61
Net cash used in investing activities	(12)	(18)
Net cash used in financing activities	(38)	(6)
Effect of foreign currency exchange rates on cash and equivalents	(10)	(5)
Net increase in cash and equivalents	$96	$32

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015
	(unaudited)	(unaudited)
Streaming	$311	$212
Downloads and Other Digital	91	110
Total Recorded Music Digital Revenue	$402	$322

Figure 5. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Fiscal Year 2016 Quarterly Results
(dollars in millions)

	Three months ended
	September 30, 2016	June 30, 2016	March 30, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Streaming	$262	$227	$207	$212
Downloads and Other Digital	104	121	121	110
Total Recorded Music Digital Revenue	$366	$348	$328	$322

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 6. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$22	$27	-19%
Income attributable to noncontrolling interest	2	1	100%
Net income	$24	$28	-14%
Income tax expense (benefit)	17	(3)	-
Income including income taxes	$41	$25	64%
Other income, net	(19)	(8)	-
Interest expense, net	40	45	11%
Loss on extinguishment of debt	32	-	-
Operating income	$94	$62	52%
Amortization expense	51	62	18%
Depreciation expense	12	13	8%
OIBDA	$157	$137	15%
Operating income margin	10.3%	7.3%
OIBDA margin	17.1%	16.1%

Figure 7. Warner Music Group Corp. - Reconciliation of Segment Operating Income (Loss) to OIBDA, Three Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$94	$62	52%
Depreciation and amortization expense	(63)	(75)	16%
Total WMG OIBDA	$157	$137	15%
Operating income margin	10.3%	7.3%
OIBDA margin	17.1%	16.1%

Recorded Music operating income - GAAP	$123	$98	26%
Depreciation and amortization expense	(42)	(54)	22%
Recorded Music OIBDA	$165	$152	9%
Recorded Music operating income margin	15.4%	13.3%
Recorded Music OIBDA margin	20.7%	20.6%

Music Publishing operating loss - GAAP	$(2)	$(13)	85%
Depreciation and amortization expense	(18)	(18)	0%
Music Publishing OIBDA	$16	$5	-
Music Publishing operating loss margin	-1.6%	-11.2%
Music Publishing OIBDA margin	12.9%	4.3%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 8 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 8. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Nine Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

For the Three Months Ended December 31, 2016
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Loss	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$94	$123	$(2)	$157	$165	$16	$24
Factors Affecting Comparability:
Costs and (Gain)/Loss on PLG-Related Asset Sales	2	2	-	2	2	-	2
Nashville Shared Services Costs	2	1	-	2	1	-	2
Adjusted Results	$98	$126	$(2)	$161	$168	$16	$28

Adjusted Margin	10.7%	15.8%	-1.6%	17.6%	21.1%	12.9%

For the Three Months Ended December 31, 2015
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Loss	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$62	$98	$(13)	$137	$152	$5	$28
Factors Affecting Comparability:
Costs and (Gain)/Loss on PLG-Related Asset Sales	-	-	-	-	-	-	-
Cost-Savings Initiatives	-	-	-	-	-	-	-
Adjusted Results	$62	$98	$(13)	$137	$152	$5	$28

Adjusted Margin	7.3%	13.3%	-11.2%	16.1%	20.6%	4.3%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 9. Warner Music Group Corp. - Revenue by Geography and Segment, Three Months Ended December 31, 2016 versus December 31, 2015 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015	For the Three Months Ended December 31, 2015
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$345	$293	$293
Music Publishing	51	43	43
International revenue
Recorded Music	452	444	428
Music Publishing	73	73	69
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$917	$849	$829

Revenue by Segment:
Recorded Music
Digital	$402	$322	$317
Physical	227	248	242
Total Digital and Physical	629	570	559
Artist services and expanded-rights	90	83	82
Licensing	78	84	80
Total Recorded Music	797	737	721
Music Publishing
Performance	37	43	41
Digital	43	27	25
Mechanical	16	20	19
Synchronization	26	25	25
Other	2	1	2
Total Music Publishing	124	116	112
Intersegment eliminations	(4)	(4)	(4)
Total Revenue	$917	$849	$829

Total Digital Revenue	$444	$348	$341

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 10. Warner Music Group Corp. - Calculation of Free Cash Flow, Three Months Ended December 31, 2016 versus December 31, 2015
(dollars in millions)

	For the Three Months Ended December 31, 2016	For the Three Months Ended December 31, 2015
	(unaudited)	(unaudited)
Net cash provided by operating activities	$156	$61
Less: Capital expenditures	8	10
Less: Net cash paid for investments	4	8

Free Cash Flow	$144	$43

###

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